Exhibit 99.10

CONSENT OF HOULIHAN LOKEY CAPITAL, INC.

June 22, 2023

Magenta Therapeutics, Inc.

100 Technology Square 5th Floor

Cambridge, MA 02139

Attn:	Board of Directors

RE:	Proxy Statement / Prospectus of Magenta Therapeutics, Inc. (“Magenta”), which forms part of Amendment No. 1 to the Registration Statement on Form S-4 of Magenta (the “Registration Statement”).

Dear Members of the Board:

Reference is made to our opinion letter (“opinion”), dated May 2, 2023, to the Board of Directors of Magenta (the “Board”). We understand that Magenta has determined to include our opinion in the Proxy Statement Prospectus of Magenta (the “Proxy Statement/Prospectus”) included in the above referenced Amendment No. 1 to Registration Statement.

Our opinion was provided for the Board (in its capacity as such) in connection with its consideration of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. In that regard, we hereby consent to the reference to our opinion in the Proxy Statement/Prospectus included in Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission as of the date hereof under the captions, “PROSPECTUS SUMMARY – Opinion of Houlihan Lokey to the Magenta Board,” “THE MERGER — Background of the Merger,” “THE MERGER —Magenta’s Reasons for the Merger” and “THE MERGER — Opinion of Houlihan Lokey to the Magenta Board” and to the inclusion of our opinion as Annex B to the Proxy Statement/Prospectus. Notwithstanding the foregoing, it is understood that this consent is being delivered solely in connection with the filing of the above-mentioned Amendment No. 1 to the Registration Statement as of the date hereof and that our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.